                                                                 EXHIBIT 5.1
                         [BAKER & McKENZIE LETTERHEAD]
                                ATTORNEYS AT LAW

                                 660 HANSEN WAY
                          PALO ALTO, CALIFORNIA 94304
                           TELEPHONE (415) 856-2400
                           FACSIMILE (415) 856-9299

                           POSTAL OR MAILING ADDRESS
                                 P.O. BOX 60309
                       PALO ALTO, CALIFORNIA 94306-0309

                                  May 21, 1996

Unify Corporation
181 Metro Drive, 3rd Floor
San Jose, California 95110

Gentlemen:

    You have requested our opinion in connection with the Registration Statement on Form S-1 (No. 333-3834) filed by you with the Securities and Exchange Commission on or about April 18, 1996, as amended, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 2,461,000 shares (the "Shares") of your Common Stock. Of the Shares, 321,000 are subject to an overallotment option to be granted by you.

    As your legal counsel, we have reviewed the Registration Statement and exhibits thereto, including the form of Underwriting Agreement included as
Exhibit 1.1 to the Registration Statement, and examined the corporate proceedings taken with respect to the Shares, and we are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares. Based upon the foregoing and such other documents and investigations as we have deemed necessary or appropriate, we are of the opinion that the Shares, when issued and sold in the manner described in the Registration Statement, and when payment therefor shall have been received by you, will be legally issued, fully paid and nonassessable.

    We consent to the filing of this opinion as an exhibit to said Registration Statement and to the reference to our firm wherever appearing in the Prospectus included in the Registration Statement and amendments thereto. By giving such consent we do not thereby admit that we are experts with respect to the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act, or the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ Baker & McKenzie

                                       BAKER & McKENZIE